UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2006

EME HOMER CITY GENERATION L.P.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	333-92047-03	33-0826938
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

1750 Power Plant Road

Homer City, Pennsylvania  15748

(Address of principal executive offices, including zip code)

(724) 479-9011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. EME Homer City Generation L.P. (EME Homer City) has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside EME Homer City’s control. EME Homer City has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with EME Homer City’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the first quarter of 2006.

Section 8 – Other Events

Item 8.01  Other Events

EME Homer City reported in its Quarterly Report on Form 10-Q for the first quarter of 2006 that Unit 3 of the Homer City facilities returned to service on May 5, 2006 after a suspension of operations that began on January 29, 2006 due to a transformer failure.   On May 8, 2006, Unit 3 was taken out of service due to a tube leak which was unrelated to the earlier outage.  The repair is currently expected to be completed so that the unit can be returned to service by the end of this week or shortly thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EME HOMER CITY GENERATION L.P.

By:	Mission Energy Westside Inc., as General Partner

By:	/s/ W. James Scilacci
W. James Scilacci Director and Vice President

Date:	May 9, 2006